P05000130265

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Requested file date as Orignal Date of receipt.

Office Use Only

300246650743

300246650743
04/15/13--01038--005 **122.50

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
13 APR 15 PM 3:53

amend
5/8/13

Pushed to Cloud.

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: NYBD HOLDING INC.

DOCUMENT NUMBER: P05000130265

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

HIAM YEFFET
Name of Contact Person

NYBD HOLDING INC.
Firm/ Company

155 EAST FLAGLER ST
Address

MIAMI , FLORIDA 33131
City/ State and Zip Code

HAIMYEFFET@YAHOO.COM
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

HAIM YEFFET at (305) 333-5060
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- [x] $35 Filing Fee
- [ ] $43.75 Filing Fee & Certificate of Status
- [x] $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- [ ] $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

NYBD HOLDING INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000130265

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

NA

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

NA

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

NA

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent NA

_______________ *(Florida street address)*

New Registered Office Address: _______________ *(City)*, Florida _______ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
13 APR 15 PM 3:53

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

designation of series A preferred stock-

complete certificate of designation is attached

there are 100,000 shares of preferred stock designated as series a and having the follov

and having the following conversion rights.

conversion rights- the series preferred a shall ,for a period of 48

months from the date of issuance be convertible in aggregate

into a number of fully paid and non assesable shares of the

common stock of the corporation, equal to 75% seventy five

percent of the post conversion issued and outstanding common

stock of the corporation on the date of conversion.

voting rights-

each share of series preferred a shall be entitled to vote on all

shareholder matters presented to the holders of common stock

and shall be entitled to cast on a pro rata basis having the number

of votes it would otherwise be entitled to on a post conversion basis

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

CERTIFICATE OF DESIGNATION, NUMBER, POWERS
PREFERENCES AND RELATIVE, PARTICIPATING
OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE
QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND
OTHER DISTINGUISHING CHARACTERISTICS OF
SERIES A PREFERRED STOCK OF
NYBD HOLDING, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation) is NYBD HOLDING, INC.

2. The certificate of incorporation of the Corporation authorizes issuance of 10,000,000 shares of Preferred Stock with a par value to be determined by the Board of Directors and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of Preferred Stock:

RESOLVED, that one hundred thousand (100,000) shares of the Preferred Stock (par value $0.001 per share) are authorized to be issued by this Corporation pursuant to its certificate of incorporation, and that there be and hereby is authorized and created a series of preferred stock, hereby designed as the Series A Preferred Stock, which shall have the voting powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions, set forth in such certificate of incorporation and in addition thereto, those following:

(a) DESIGNATION. The Preferred Stock subject hereof shall be designated Series A Preferred Stock ("Series A Preferred"). No other shares of Preferred Stock shall be designated as Series A Preferred stock.

(b) DIVIDENDS. The holders of the shares of Series A Preferred shall not be entitled to receive dividends.

(c) CONVERSION. The Series A Preferred shall, for a period of thirty-six (36) months from the date of issuance, be convertible in aggregate into that number of fully paid and non-assessable shares

of the common stock of the Corporation, equal to seventy-five percent (75%) of the post conversion issued and outstanding common stock of the Corporation on the date of conversion ("Conversion Record Date"). In the event that the Series A Preferred shares are held by more than one individual, the shares of Series A Preferred will convert into a pro-rata number of common shares such that in aggregate the total number of common shares issued upon conversion shall equal 75% of the issued and outstanding common shares on the Conversion Record Date. The number of shares of the Corporation's common stock to be issued upon conversion to any one Series A Preferred shareholder shall be rounded up to the nearest 100 share increment. The conversion right of the holders of Series A Preferred Stock shall be exercised by the surrender of the certificates representing shares to be converted to the Corporation or its transfer agent for the Series A Preferred, accompanied by written notice authorizing conversion. Immediately prior to the close of business on the date the Corporation receives written notice of conversion, each converting holder of Series A Preferred shall be deemed to be the holder of record of common stock issuable upon conversion of such holder's Series A Preferred notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such common stock shall not then be actually delivered to such person. The conversion ratio for all Series A Preferred shares shall be calculated as of the close of business on the Conversion Record Date regardless of the date the Series A Preferred shares are actually tendered for conversion. The Series A Preferred shares shall automatically convert at the conclusion of the twenty-four month period.

(d) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the common stock issuable upon conversion of the Series A Preferred shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, the conversion rate shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred shall be convertible into, in lieu of the number of shares of common stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of common stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change.

(e) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out all the provisions of this Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

(f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(h) REGISTRATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall not be obligated to register the shares of common stock issued to the Series A Preferred shareholders upon conversion.

(i) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred shall be entitled to receive liquidation in preference to the holders of common shares or any other class or series of preferred stock.

(j) INVOLUNTARY LIQUIDATION. In the event of involuntary liquidation, the shares of this series shall be entitled to the same amounts as in the event of voluntary liquidation.

(k) OTHER RESTRICTIONS. There shall be no conditions or restrictions upon the creation of indebtedness of the Corporation,

or any subsidiary or upon the creation of any other series of preferred stock with any other preferences.

(l) VOTING. (i) The holder of shares of Series A Preferred shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.

(ii) Each share of Series A Preferred shall be entitled to vote on all shareholder matters presented to the holders of common stock and shall be entitled to cast, on a pro-rata basis, that number of votes it would otherwise be entitled to on a post-conversion basis. In aggregate, the issued and outstanding shares of Series A Preferred shall be entitled to cast that number of votes equal to seventy-five percent (75%) of all shares of common stock on a post-conversion basis. For example, if there are 100 shares of common stock outstanding, the Series A Preferred shares would be entitled to vote, in aggregate, the equivalent of 300 votes.

(m) STATED VALUE. The shares of Series A Preferred shall have a stated value of $0.001 per share.

(n) OTHER PREFERENCES. The shares of the Series A Preferred shall no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the certificate of incorporation of the Corporation.

FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said Series A Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate or incorporation of the Corporation.

Signed on April 1, 2013.

By Unanimous Written Consent of the Board of Directors:

Haim Yeffet, Chairman

The date of each amendment(s) adoption: APRIL 1, 2013

Effective date if applicable: APRIL 15, 2013

(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated APRIL 12, 2013

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

HAIM YEFFET

(Typed or printed name of person signing)

CHIEF EXECUTIVE OFFICER

(Title of person signing)

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
13 APR 15 PM 3:53